                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              (Ervin F. Kamm, Jr.)

          This Amended and Restated Employment Agreement is made as of November 10, 1995 by and between DIGI INTERNATIONAL INC., a Delaware corporation (the "Company"), and Ervin F. Kamm, Jr. (the "Executive").

          WHEREAS the Company and the Executive entered into an Employment Agreement as of October 26, 1994 (the "Original Agreement");

          WHEREAS the Company and the Executive desire to amend the Original Agreement and restate the Original Agreement, as amended, in its entirety;

          WHEREAS the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement;

          WHEREAS Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.   EMPLOYMENT

     1.1 EMPLOYMENT AS SENIOR EXECUTIVE. The Company hereby agrees to employ Executive, commencing the date hereof and continuing until the date his employment terminates pursuant to Article III hereof, in a senior executive capacity, initially as President elect and, effective November 30, 1994, as President and Chief Executive Officer of the Company. Executive accepts such employment pursuant to the terms of this Agreement. Executive shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company, which shall be consistent with his position as an officer of the Company.

     1.2 EXCLUSIVE SERVICES. Commencing as soon as practicable from and after November 30, 1994, but in any event on or before January 1, 1995, Executive agrees to devote his full time, attention and energy to performing his duties and responsibilities to the Company under this Agreement during the term of this Agreement, and prior thereto, Executive shall be an employee of the Company, commencing October 26, 1994, devoting sufficient time to learn about the Company's technology, marketing approach and sales channels.

II.  COMPENSATION, BENEFITS AND PERQUISITES

     2.1 BASE SALARY. During the period this Agreement is in effect, the Company shall pay Executive a base salary at the annual rate set forth on
Schedule I hereto. The base salary shall be payable semi-monthly. Beginning on or about October 1, 1995, the Board of Directors of the Company (the "Board", which term shall include a duly authorized committee of the Board of Directors) will review the base salary annually, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors. However, the Board is not obligated to provide for any increases.

     2.2 BONUSES. Executive shall be eligible to receive a bonus for each fiscal year during which this Agreement is in effect, as follows:

          (a) The target bonus shall be equal to a percentage of base salary paid for each fiscal year during the period of this Agreement as set forth on Schedule I hereto. Executive shall be entitled to the target bonus amount if the objectives set by the Company's Board-approved Budget Plan for the fiscal year (or, in the case of the fiscal year ending September 30, 1995, the net sales and after-tax earnings targets set forth on
     Schedule I hereto) are met.

          (b) If some or all of the objectives of the Budget Plan (or, in the case of the fiscal year ending September 30, 1995, the net sales and after-tax earnings targets set forth on Schedule I hereto) are not met for a fiscal year, then the Board will determine in its discretion what portion, if any, of the target bonus amount will be paid to Executive for that year. If the objectives are exceeded for a fiscal year, the Board may in its discretion award Executive a bonus that is larger than the target bonus.

          (c) The target bonus for each fiscal year shall be paid to Executive on September 30 of each year or as soon thereafter as the Company is able to determine whether the objectives for such bonus have been met for that year.

          (d) The Board will consult with Executive before determining the Budget Plan for each fiscal year, beginning with the fiscal year ending September 30, 1996. However, the Board will have authority to establish the Budget Plan for each year in its sole discretion. The net sales and after-tax earnings targets for the fiscal year ending September 30, 1995 are set forth on Schedule I hereto.

          (e) The objectives set by the Company's Board-approved Budget Plan for any fiscal year, and the net sales and after-tax earnings targets for the fiscal year ending September 30, 1995 set forth on Schedule I hereto, shall not be adjusted for the acquisition, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year. The objectives set by the Company's Board-approved Budget Plan for any fiscal year, and the net sales and after-tax earnings targets for the fiscal year ending September 30, 1995 set forth on Schedule I hereto, shall be equitably adjusted by the Board for the divestiture, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year and to eliminate any reorganization, restructuring or other extraordinary charge that may be incurred during a particular fiscal year.

     2.3 COMMISSIONS. Executive shall be eligible to receive a commission for each fiscal year during which this Agreement is in effect, as follows:

          (a) Executive shall be paid a commission equal to 1% of the amount by which net sales for a fiscal year exceed the amount of net sales set forth in the Budget Plan (or, in the case of the fiscal year ending September 30, 1995, the net sales target set forth on Schedule I hereto); provided, however, that the after-tax profit margin of the Company must equal or exceed the after-tax profit margin set forth in the Budget Plan for such fiscal year (or, in the case of the fiscal year ending September 30, 1995, the target after-tax profit margin set forth on
     Schedule I hereto). If the after-tax profit margin for such fiscal year is less than the after-tax profit margin set forth in the Budget Plan for such fiscal year (or set forth on Schedule I in the case of the fiscal year ending September 30, 1995), then the Board will determine in its discretion what commission, if any, will be paid to Executive for that year.

          (b) The commission for each fiscal year shall be paid to Executive on September 30 of each year or as soon thereafter as the Company is able to determine whether the objectives for such commission have been met for that year.

          (c) The target after-tax profit margin for the fiscal year ending September 30, 1995 is set forth on Schedule I hereto.

          (d) The net sales and after-tax profit margin targets set by the Company's Board-approved Budget Plan for any fiscal year, and the net sales and after-tax profit margin targets for the fiscal year ending September 30, 1995 set forth on Schedule I hereto, shall not be adjusted for the acquisition, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year. The net sales and after-tax profit margin targets set by the Company's Board-approved Budget Plan for any fiscal year, and the net sales and after-tax profit margin targets for the fiscal year ending September 30, 1995 set forth on Schedule I hereto, shall be equitably adjusted by the Board for the divestiture, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year and to eliminate any reorganization, restructuring or other extraordinary charge that may be incurred during a particular fiscal year.

     2.4 STOCK OPTIONS FOR THE PERIOD TO SEPTEMBER 30, 1997. As of the date of this Agreement, Executive shall be awarded a non-statutory stock option under the Digi International Inc. Stock Option Plan (or a newly adopted stock option plan providing for the issuance of non-statutory stock options), as set forth on
Schedule I hereto. Executive shall also be awarded non-statutory stock options under the Digi International Inc. Stock Option Plan (or a newly adopted stock option plan) upon the terms and conditions set forth in Schedule I hereto as of November 30, 1994.

     2.5 STOCK OPTIONS FROM AND AFTER SEPTEMBER 30, 1997. On or about September 30 of each year the Compensation Committee of the Board of The Company considers and awards stock options to key employees of The Company and its subsidiaries. These awards are made in the discretion of the Compensation Committee and are principally intended to recognize performance over the preceding fiscal year. Except as set forth in Section 2.4, Executive would be first eligible for a stock option grant on or about September 30, 1997; provided, however, that the Compensation Committee, in its sole discretion, may award a stock option or stock options to Executive at any time on or before such date.


     2.6 FORM OF STOCK OPTION AGREEMENT. Stock option awards to Executive shall be pursuant to stock option agreements in substantially the form of
Schedule II, with such additions thereto and deletions therefrom as Executive and the Chairman of the Board or another duly authorized officer of the Company shall agree, such agreement to be conclusively evidenced by their execution and delivery thereof, and, in the case of the options to be awarded as of November 30, 1994, the stock option agreements shall contain the additional provisions set forth on Schedule I hereto.

     2.7 ACKNOWLEDGMENT OF REQUIRED STOCKHOLDER APPROVAL, POTENTIAL CANCELLATION OF OPTIONS. Executive acknowledges that the Company has no present authority to issue stock options under the Digi International Inc. Stock Option Plan (or any newly-adopted stock option plan) and that any options issued, or to be issued, under this Agreement are contingent upon stockholder approval of an increase in the number of shares under the Digi International Inc. Stock Option Plan (or the approval of a newly-adopted stock option plan). In the event that such stockholder approval is not obtained, Executive agrees that stock options granted, or to be granted, under this Agreement shall be canceled, without any compensation to Executive.

     2.8 VACATIONS. Executive shall be entitled to vacation in accordance with policies of the Company.

     2.9 EMPLOYEE BENEFITS. Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other employees under the applicable Company plans and policies, and to future benefits and perquisites made generally available to employees of the Company. Executive's participation in such benefit plans shall be on the same basis as applies to other employees of the Company. Executive shall pay any contributions which are generally required of employees to receive any such benefits.

     2.10 EMPLOYMENT TAXES AND WITHHOLDING. Executive recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of the Executive. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Executive under this Agreement.

     2.11 COMPANY RESPONSIBILITY FOR INSURED BENEFITS. In this Article II, the Company is agreeing to provide certain benefits which are provided in the form of premiums of insurance coverage. The Company is not itself promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company becomes insolvent and cannot pay benefits it owes to Executive or his beneficiaries under the insurance policy, neither Executive nor his personal representative or beneficiary shall have any claim for benefits against the Company.

     2.12 EXPENSES. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement from the Company (in accordance with the policies and procedures in effect for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services hereunder.

     2.13 RELOCATION. During the term of his employment hereunder, Executive shall not be obligated to relocate, without his consent, from the general vicinity of the Minneapolis/St. Paul metropolitan area.

III. TERMINATION OF EXECUTIVE'S EMPLOYMENT

     3.1 TERMINATION OF EMPLOYMENT. Executive's employment under this Agreement may be terminated by the Company at any time for any reason; provided, however, that if Executive's employment is terminated by the Company during the term of this Agreement for a reason other than for cause, he shall be entitled to continue to receive his base salary under Section 2.1 for a period of 12 months from his date of termination. Executive's employment under this Agreement may be terminated by Executive at any time for any reason. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

     3.2 CAUSE. For purposes of this Article III, "cause" shall mean only the following: (i) indictment or conviction of, or a plea of nolo contendere to,
(A) any felony (other than any felony arising out of negligence) or any misdemeanor involving moral turpitude, or (B) any crime or offense involving dishonesty with respect to the Company;(ii) theft or embezzlement of Company property or commission of similar acts involving dishonesty or moral turpitude;
(iii) repeated material negligence in the performance of Executive's duties;
(iv) Executive's failure to devote substantially all of his working time and efforts during normal business hours to the Company's business; (v) knowing engagement in conduct which is materially injurious to the Company; (vi) knowing failure, for Executive's own benefit, to comply with the covenants contained in Sections 4.1 or 4.2 of this Agreement; (vii) knowingly providing materially misleading information concerning the Company to the Company's Board of Directors, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company; (viii) failure of the Company to meet at least 70% of Budget for either net sales or after-tax earnings in any fiscal year; or (ix) any other failure by Executive to substantially perform his material duties under this Agreement (excluding nonperformance resulting from Executive's disability) which failure is not cured within thirty (30) days after written notice from the Chairman of the Board or the Chairman of the Compensation Committee of the Company specifying the act of nonperformance or within such longer period (but no longer than ninety (90) days in any event) as is reasonably required to cure such nonperformance. For purposes of Section 3.2(viii), the net sales and after-tax earnings targets set by the Company's Board-approved Budget Plan for any fiscal year shall not be adjusted for the acquisition, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year, but shall be equitably adjusted by the Board for the divestiture, by any means, of any businesses or business units (and expenses related thereto) that may occur during a particular fiscal year and to eliminate any reorganization, restructuring or other extraordinary charge that may be incurred during a particular fiscal year.

     3.3 DISABILITY. If Executive has become disabled from performing his duties under this Agreement and the disability has continued for a period of more than sixty (60) days, the Board may, in its discretion, determine that Executive will not return to work and terminate his employment under this Agreement. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled.

IV.  NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 AGREEMENT NOT TO COMPETE. In consideration of the covenants and agreements contained in this Agreement, Executive agrees that, on or before the date which is one year after the date Executive's employment by the Company, any parent company of the Company or any of their subsidiaries terminates, he will not, unless he receives the prior approval of the Board of Directors of the Company, directly or indirectly engage in any of the following actions:

          (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose products or services compete directly or indirectly with those of the Company, any parent Company of the Company, or any of their subsidiaries. However, nothing in this subsection (a) shall preclude Executive from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

          (b) Intentionally solicit, endeavor to entice away from the Company, any parent company of the Company or any of their subsidiaries, or otherwise interfere with the relationship of the Company, any parent company of the Company or any of their subsidiaries with, any person who is employed by or otherwise engaged to perform services for the Company, any parent company of the Company or any of their subsidiaries (including, but not limited to, any independent sales representatives or organizations), or any persons or entity who is, or was within the then most recent 12-month period, a customer or client of the Company, any parent company of the Company or any of their subsidiaries, whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

     4.2 NON-DISCLOSURE OF INFORMATION. During the period of his employment hereunder, and at all times thereafter, Executive shall not, without the written consent of the Company disclose to any person, other than an employee of the Company, any parent company of the Company or any of their subsidiaries or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company, except where such disclosure may be required by law, any material confidential information obtained by him while in the employ of the Company, any parent company of the Company or any of their subsidiaries with respect to any products, technology, know-how or the like, services, customers, methods or future plans of the Company, any parent company of the Company or any of their subsidiaries, all of which Executive acknowledges are valuable, special and unique assets, the disclosure of which Executive acknowledges may be materially damaging.

     4.3 REMEDIES. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 or Section 4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended only in writing, signed by both parties and approved by the Board.

     5.2 ENTIRE AGREEMENT. Before signing this Agreement the parties had numerous conversations, including preliminary discussions, formal negotiations and informal conversations, and generated correspondence and other writings, in which the parties discussed the employment which is the subject of this Agreement and their aspirations for its success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the employment. It is also recognized, however, that all business transactions contain an element of risk, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no related promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. Both parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement. Executive has relied entirely on his own judgment and that of his advisers in entering into this Agreement.

     5.3 ASSIGNMENT. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or obligations under this Agreement.

     5.4 SUCCESSORS. Subject to Section 5.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

     5.5 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

          If to the Company, to:

          Digi International Inc.
          6400 Flying Cloud Drive
          Eden Prairie, MN 55344

          Attention: Chairman of the Board

          With a copy to:

          Faegre & Benson
          2200 Norwest Center
          90 South Seventh Street
          Minneapolis, MN  55402-3601
          Attention:  James E. Nicholson

          If to Executive, to:

          Ervin F. Kamm, Jr.
          763 North Ferndale Road
          Wayzata, MN  55391


or to such other addresses as either party may designate in writing to the other party from time to time.

     5.6 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the Chairman of the Board of Directors or Chairman of the Compensation Committee.

     5.7 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     5.8 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     5.9 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.10 COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.


                                   DIGI INTERNATIONAL INC.


                                   By /s/ John P. Schinas
                                     ----------------------------------
                                      Its Chairman of the Board

                                   EXECUTIVE



                                    /s/ Ervin F. Kamm, Jr.
                                   ------------------------------------
                                   Ervin F. Kamm, Jr.

                                  Schedule I to

                              EMPLOYMENT AGREEMENT


ANNUAL BASE SALARY:  $215,000.

TARGET BONUS PERCENTAGE: 120% of Base Salary.

The bonus targets for the fiscal year ending September 30, 1995:

     Net sales of an amount to be separately agreed upon by the Company and Executive.

     After-tax earnings of an amount to be separately agreed upon by the Company and Executive.

The target after-tax profit margin for commissions for the fiscal year ending September 30, 1995 shall be an amount to be separately agreed upon by the Company and Executive.

If the Board-approved Budget Plan for the fiscal year ending September 30, 1995 has net sales, after-tax earnings and/or after-tax profit margin objectives that are lower than the foregoing agreed upon numbers, the lower number(s) shall be the targets for the fiscal year ending September 30, 1995.

STOCK OPTIONS

1.   Stock option award concurrent with execution of this Agreement:

     Number of Shares:  60,000.

     Exercise Price: $15.25 per share (i.e., the Fair Market Value (as defined in the Digi International Inc. Stock Option Plan) per share on the date of grant).

     Vesting:  20% per year over a five-year period from the date of grant.

     Expiration Date:  October 26, 2004.

2.   Stock option awards on November 30, 1994:

A.   Number of Shares:  80,000

     Exercise Price: $17.50 (i.e., the Fair Market Value (as defined in the Digi International Inc. Stock Option Plan) per share on the date of grant).

     Vesting:  20% per year over a five-year period from October 26, 1995.

     Expiration Date:  November 30, 2004.

     Additional provision in stock option agreement: the form of stock option agreement set forth as Schedule II hereto shall be amended to reflect that the provisions of Section 6(c) and (d) of such agreement shall be effective on or after October 26, 1995.

B.   Number of Shares:  90,000

     Exercise Price: $17.50 (i.e., the Fair Market Value (as defined in the Digi International Inc. Stock Option Plan) per share on the date of grant).

     Vesting:  20% per year over a five-year period from October 26, 1996.

     Expiration Date:  November 30, 2004.

     Additional provision in stock option agreement: the form of stock option agreement set forth as Schedule II hereto shall be amended to reflect that the provisions of Section 6(c) and (d) of such agreement shall be effective on or after October 26, 1996.

                                                                  Schedule II to
                                                            Employment Agreement

THE GRANT OF THE OPTION EVIDENCED BY THIS NONSTATUTORY STOCK OPTION AGREEMENT IS CONDITIONED UPON APPROVAL OF THE STOCKHOLDERS OF THE COMPANY OF AN INCREASE IN THE NUMBER OF COMMON SHARES UNDER THE DIGI INTERNATIONAL STOCK OPTION PLAN. IN THE EVENT SUCH STOCKHOLDER APPROVAL IS NOT OBTAINED, THE GRANT OF THE OPTION EVIDENCED BY THIS NONSTATUTORY STOCK OPTION AGREEMENT SHALL BE CANCELED WITHOUT ANY COMPENSATION TO OPTIONEE.

                             DIGI INTERNATIONAL INC.
                                STOCK OPTION PLAN


                       NONSTATUTORY STOCK OPTION AGREEMENT


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Full Name of Optionee:  Ervin F. Kamm, Jr.
--------------------------------------------------------------------------------
No. of Shares Covered:                         Date of Grant:

--------------------------------------------------------------------------------
Exercise Price Per Share:                      Expiration Date:

--------------------------------------------------------------------------------
Exercise Schedule (Cumulative):

                                                               No. of Shares
               Initial Date of                              As to Which Option
               Exercisability                               Becomes Exercisable
               --------------                               -------------------





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


          This is a NONSTATUTORY STOCK OPTION AGREEMENT between Digi International Inc., a Delaware corporation (the "Company"), and the optionee (the "Optionee") listed above.

          WHEREAS, the Company desires to carry out the purposes of its Digi International Inc. Stock Option Plan (the "Plan"), by affording the Optionee an opportunity to purchase

Common Stock of the Company, par value $.01 per share (the "Common Shares"), according to the terms set forth herein;

          NOW THEREFORE, the parties hereto hereby agree as follows:

          1. GRANT OF OPTION. Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of Common Shares specified at the beginning of this Agreement, on the terms and conditions hereinafter set forth. The Option is not intended by the Company to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

          2. PURCHASE PRICE. The purchase price of each of the Common Shares subject to the Option shall be the exercise price per share specified at the beginning of this Agreement, which price has been specified in accordance with the Plan.

          3.    OPTION PERIOD.

          (a) Subject to the provisions of paragraphs 5(a), 5(b) and 6(b) hereof, the Option shall become exercisable as to the number of shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Common Shares then purchasable under the exercise schedule. Notwithstanding the foregoing or any other provision herein to the contrary, the Option shall become immediately exercisable:

            (i) upon the occurrence of the death or disability within the meaning of Section 22(e)(3) of the Code, of the Optionee (as more particularly described in paragraphs 5(a)(ii) or 5(b) and 6(a) hereof);

           (ii) in the event that the committee under the Plan (the "Committee") shall declare pursuant to paragraph 6(b) hereof that the Option shall be canceled at the time of, or immediately prior to the occurrence of an Event, as defined in paragraph 6(b) hereof; or

          (iii)     as provided in paragraph 6(c) or 6(d) hereof.

          (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of:

            (i) the expiration date specified at the beginning of this Agreement (which date shall not be more than ten years after the date of this Agreement);

           (ii) the expiration of the period after the termination of the Optionee's employment (as defined in paragraph 4 of the Plan) within which the Option is exercisable as specified in paragraph 5(a) or 5(b), whichever is applicable; or

          (iii) the date, if any, fixed for cancellation pursuant to paragraph 6(b) hereof.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

          4.    MANNER OF EXERCISING OPTION.

          (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Company at its principal executive office, to the attention of its President. The notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he or she also shall send with the notice appropriate proof of his or her right to exercise the Option. Such notice shall be accompanied by either:

            (i) payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Common Shares being purchased; or

           (ii) certificates for unencumbered Common Shares having an aggregate Fair Market Value (as defined in paragraph 5(c) of the Plan) on the date of exercise equal to the purchase price of the Common Shares to be purchased; or

          (iii)     a combination of cash and such unencumbered Common Shares.

The Optionee shall duly endorse all certificates delivered to the Company pursuant to the foregoing subparagraphs (a)(ii) or (a)(iii) in blank and shall represent and warrant in writing that he or she is the owner of the Common Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances.

            (b) As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Optionee or his or her estate or heirs, as the case may be, a certificate or certificates representing the Common Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Common Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required, upon the exercise of this Option or any part thereof, to issue or deliver any Common Shares prior to the completion of such registration or other qualification of such Common Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

          5.    EXERCISABILITY OF OPTION AFTER TERMINATION OF EMPLOYMENT.

          (a) During the lifetime of the Optionee, the Option may be exercised only while the Optionee is employed (as defined in paragraph 4 of the Plan) by the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement, except that:

            (i) if the Optionee is not an Outside Director, the Option shall continue to be exercisable for three months after termination of the Optionee's employment but only to the extent that the Option was exercisable immediately prior to the Optionee's termination of employment, and if the Optionee is an Outside Director, the Option shall continue to be exercisable after the Optionee ceases to be a director of the Company but only to the extent that the Option was exercisable immediately prior to the Optionee's ceasing to be a director;

           (ii) in the event the Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the Optionee or his or her legal representative may exercise the Option within one year after the termination of the Optionee's employment; and

          (iii) if the Optionee's employment terminates after a declaration pursuant to paragraph 6(b) of this Agreement, the Optionee may exercise the Option at any time permitted by such declaration.

          (b) In the event of the Optionee's death while employed by the Company or a parent or subsidiary thereof, or within three months after his or her termination of employment, the legal representative, heirs or legatees of the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of the Optionee.

          (c) Neither the transfer of the Optionee between any combination of the Company, its parent and any subsidiary of the Company, nor a leave of absence granted to the Optionee and approved by the Committee, shall be deemed a termination of employment. The terms "parent" and "subsidiary" as used herein shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(e) and (f) (or successor provisions) of the Code.

          6.    ACCELERATION OF OPTION.

          (a) DISABILITY OR DEATH. If paragraph 5(a)(ii) or 5(b) of this Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full if the Optionee shall have been employed continuously by the Company or a parent or subsidiary thereof between the date the Option was granted and the date of such disability or, in the event of death, a date not more than three months prior to such death.

          (b) DISSOLUTION, LIQUIDATION, MERGER. In the event of (i) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the Option by the substitution, in lieu of the Option, of an option to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value (as defined in paragraph 5(c) of the Plan) as of the effective date of such merger or consolidation equal to the product of (A) the excess of
(x) the Event Proceeds per Common Share (as hereinafter defined) covered by the Option as of such effective date, over (y) the Option exercise price per Common Share, times (B) the number of Common Shares covered by the Option, or (ii) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to the Optionee of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Optionee, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the canceled Option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Common Shares covered thereby. The Option, to the extent it shall not have been exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 6(b). For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

          (c) TERMINATION WITHOUT CAUSE. The Option, whether or not previously exercisable, shall become immediately exercisable in full immediately prior to any termination of Optionee's employment by the Company without cause under the terms of the Employment Agreement dated as of October 26, 1994 between Optionee and the Company.

          (d) CHANGE IN CONTROL. The Option, whether or not previously exercisable, shall become immediately exercisable in full upon the occurrence of any "Change in Control". A "Change in Control" shall be deemed to have occurred upon the occurrence of either of the following events:

                (i) any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 30% or more of the voting power in the election of directors of the Company, excluding, however, Optionee (or a group of persons, including Optionee, acting in concert); or

                (ii) the occurrence within any period, commencing immediately after an Annual Meeting of Stockholders and continuing to and including the Annual Meeting of Stockholders occurring on or about the third anniversary date of the commencement of such period, of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company's Board of Directors. The term "Incumbent Members" shall mean the members of the Board on the date of the commencement of such period, provided that any person becoming a director during such period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such period.

          7. LIMITATION ON TRANSFER. During the lifetime of the Optionee, only the Optionee or his or her guardian or legal representative may exercise the Option. The Optionee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

          8. STOCKHOLDER RIGHTS BEFORE EXERCISE. The Optionee shall have none of the rights of a stockholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

          9. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of shares subject to the Option and in the purchase price per share to give effect to any adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

          10. TAX WITHHOLDING. The parties hereto recognize that the Company or a parent or subsidiary thereof may be obligated to withhold federal and state income taxes and social security or other taxes upon the Optionee's exercise of the Option. The Optionee agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, (or, in the case of an Optionee who is an Outside Director (as defined in paragraph 4 of the Plan), the Committee shall) permit the Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Optionee's full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Common Shares delivered to the Optionee or through a subsequent return to the Company of shares delivered to the Optionee. If the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any such election, except as set forth in paragraph 10(c) below, is also subject to the following:

          (a) TIME OF ELECTION. The Optionee may make the election only during certain specified time periods, as follows:

            (i) the election may be made during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statement and ending on the twelfth business day following such date of public release; or

           (ii) the election may be made at least six months prior to the date as of which the amount of tax to be withheld is determined;

provided, however, an election by the Optionee pursuant to clause (i) or (ii) may not be made within six months of the date of grant of the Option unless the Optionee's death or disability occurs during said six-month period.

          (b) COMMITTEE APPROVAL; REVOCATION. The Committee's approval of such an election, if given, may be granted in advance but is subject to revocation by the Committee at any time. In the case of an Optionee who is an Outside Director (as defined in paragraph 4 of the Plan), such election by the Optionee shall not be subject to approval nor revocation by the Committee in accordance with the Plan. Once an election is made, the Optionee may not revoke it.

          (c) EXCEPTION. Notwithstanding the foregoing, the Optionee who tenders previously owned shares to the Company in payment of the purchase price of shares in connection with an option exercise may also tender previously owned shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth in paragraph 10(a) above.

          11. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

          12. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Optionee may terminate his or her employment and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

          13. GENERAL. The Company shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Agreement shall be binding in all respects on the Optionee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

          IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ____ day of ________, 199__.


                                        ___________________________________
                                        Ervin F. Kamm, Jr.



                                        DIGI INTERNATIONAL INC.



                                        By_________________________________
                                         Its_______________________________